UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019

MKS INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts		01810
Address of principal executive offices		Zip Code

Registrant’s telephone number, including area code: (978) 645-5500

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K related to termination of the Prior ABL Facility (as defined below) is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 1, 2019, MKS Instruments, Inc., a Massachusetts corporation (the “Company”), completed its previously announced acquisition of Electro Scientific Industries, Inc., an Oregon corporation (“ESI”), through the merger of EAS Equipment, Inc., formerly a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), with and into ESI, with ESI surviving as a wholly owned subsidiary of the Company (the “Merger”), all pursuant to the Agreement and Plan of Merger, dated as of October 29, 2018 (the “Merger Agreement”), by and among the Company, Merger Sub and ESI. At the effective time of the Merger (the “Effective Time”) and pursuant to the terms and conditions of the Merger Agreement, each share of ESI’s common stock, without par value (each, a “Share”) issued and outstanding as of immediately prior to the Effective Time (other than Shares held in the treasury of ESI or owned, directly or indirectly, by the Company, Merger Sub or any wholly owned subsidiary of ESI, the Company or Merger Sub immediately prior to the Effective Time (all of which were cancelled)) was converted into the right to receive $30.00 in cash, without interest and subject to deduction for any required withholding tax. ESI’s common stock has been delisted from the Nasdaq Global Select Market effective as of the close of trading on February 1, 2019.

The aggregate consideration paid by the Company to the former ESI stockholders in the Merger was approximately $1 billion, excluding related transaction fees and expenses. The Company funded the payment of the aggregate consideration with a combination of the Company’s available cash on hand and the proceeds from the Term Loan Facility described in Item 2.03 of this Current Report on Form 8-K, which description is incorporated herein by reference.

The foregoing summary of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

Incremental Term Loan Facility

On February 1, 2019, in connection with the completion of the Merger, the Company entered into an amendment (“Amendment No. 5”) to the term loan credit agreement dated as of April 29, 2016 (as amended, the “Term Loan Credit Agreement”) with Barclays Bank PLC, as administrative agent and collateral agent, and the lenders from time to time party thereto. Amendment No. 5 provides an additional tranche B-5 term loan commitment in the principal amount of $650.0 million (the “Incremental Term Loan Facility”). The Incremental Term Loan Facility matures on February 1, 2026 and bears interest at a rate per annum equal to, at the Company’s option, any of the following, plus, in each case, an applicable margin: (a) a base rate determined by reference to the highest of (1) the federal funds effective rate plus 0.50%, (2) the prime rate quoted in The Wall Street Journal, (3) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month adjusted for certain additional costs, plus 1.00% and (4) a floor of 1.00%; and (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, with a floor of 0.00%. The Incremental Term Loan Facility was issued with original issue discount of 1.00% of the principal amount thereof and the applicable margin for borrowings under the Incremental Term Loan Facility is 1.25% with respect to base rate borrowings and 2.25% with respect to LIBOR borrowings. As a consequence of the pricing of the Incremental Term Loan Facility, the applicable margin for existing tranche B-4 term loans currently outstanding under the Term Loan Credit Agreement (in the approximate outstanding principal amount of $348.0 million) was increased to 1.00% (from 0.75%) with respect to base rate borrowings and 2.00% (from 1.75%) with respect to LIBOR borrowings.

The Company is required to make scheduled quarterly payments each equal to 0.25% of the original principal amount of the tranche B-5 term loans, with the balance due on the seventh anniversary of the closing date of Amendment No. 5. The Company is not required to make scheduled quarterly payments on the tranche B-4 term loans. If on or prior to the date that is six months after the closing date of Amendment No. 5 the Company prepays any tranche B-5 term loan in connection with a repricing transaction, the Company must pay a prepayment premium of 1.00% of the aggregate principal amount of the loans so prepaid.

Except as described above, the terms, covenants and events of default applicable to the Incremental Term Loan Facility are materially consistent with the terms, covenants and events of default applicable to tranche B-4 term loans currently outstanding under the Term Loan Credit Agreement. The Incremental Term Loan Facility is guaranteed and secured on the same basis as the tranche B-4 term loans currently outstanding under the Term Loan Credit Agreement. Pursuant to Amendment No. 5, the Company also effectuated certain amendments to the Term Loan Credit Agreement which make certain of the negative covenants and other provisions less restrictive and, therefore, provide the Company with additional flexibility.

In connection with Amendment No. 5, the Company borrowed $650.0 million of tranche B-5 term loans on February 1, 2019, the proceeds of which were used to fund a portion of the consideration payable in connection with the Merger. The Company also paid certain customary fees and expenses of Barclays Bank PLC and HSBC Securities (USA) Inc. in their respective capacities as lead arrangers and bookrunners in connection with Amendment No. 5.

The foregoing summary of Amendment No. 5 is not complete and is qualified in its entirety by reference to Amendment No. 5, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Senior Secured Asset-Based Revolving Credit Facility

Also on February 1, 2019 and in connection with the completion of the Merger, the Company entered into an asset-based credit agreement with Barclays Bank PLC, as administrative agent and collateral agent, the other borrowers from time to time party thereto, and the lenders and letters of credit issuers from time to time party thereto (the “ABL Credit Agreement”), that provides senior secured revolving credit financing of up to $100.0 million, subject to a borrowing base limitation (the “ABL Facility”). The borrowing base for the ABL Facility at any time equals the sum of: (a) 85% of certain eligible accounts; plus (b) subject to certain notice and field examination and appraisal requirements, the lesser of (i) the lesser of (A) 65% of the lower of cost or market value of certain eligible inventory and (B) 85% of the net orderly liquidation value of certain eligible inventory and (ii) 30% of the borrowing base; minus (c) reserves established by the administrative agent; provided that until the administrative agent’s receipt of a field examination of accounts receivable (and certain eligible inventory if eligible inventory is included in the borrowing base) the borrowing base shall be equal to the greater of $50.0 million and the borrowing base otherwise in effect. If such field exam has not occurred by the 90th day after the closing date (subject to certain extensions), the borrowing base shall be reduced to zero on such 90th day until such field exam occurs. The ABL Facility includes borrowing capacity in the form of letters of credit up to $25.0 million.

Interest Rate and Fees. Borrowings under the ABL Facility bear interest at a rate per annum equal to, at the Company’s option, any of the following, plus, in each case, an applicable margin: (a) a base rate determined by reference to the highest of (1) the federal funds effective rate plus 0.50%, (2) the “prime rate” quoted in The Wall Street Journal, (3) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month adjusted for certain additional costs, plus 1.00% and (4) a floor of 0.00%; and (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, with a floor of 0.00%. The initial applicable margin for borrowings under the ABL Facility is 0.50% with respect to base rate borrowings and 1.50% with respect to LIBOR borrowings. Commencing with the completion of the first fiscal quarter ending after the closing of the ABL Facility, the applicable margin for borrowings thereunder is subject to upward or downward adjustment each fiscal quarter, based on the average historical excess availability during the preceding quarter.

In addition to paying interest on outstanding principal under the ABL Facility, the Company is required to pay a commitment fee in respect of the unutilized commitments thereunder equal to 0.25% per annum. The Company must also pay customary letter of credit fees and agency fees.

Mandatory Prepayments. If at any time the aggregate amount of outstanding loans, protective advances, unreimbursed letter of credit drawings and undrawn letters of credit under the ABL Facility exceeds the lesser of (a) the commitment amount and (b) the borrowing base, the Company is required to repay outstanding loans and/or cash collateralize letters of credit, with no reduction of the commitment amount. During any period that the amount available under the ABL Facility is less than the greater of (i) $8.5 million and (ii) 10.0% of the lesser of (1) the commitment amount and (2) the borrowing base for three consecutive business days, until the time when excess availability has been at least the greater of (i) $8.5 million and (ii) 10.0% of the lesser of (1) the commitment amount and (2) the borrowing base, in each case, for 30 consecutive calendar days (a “Cash Dominion Period”), or during the continuance of an event of default, the Company is required to repay outstanding loans and/or cash collateralize letters of credit with the cash that it is required to deposit daily in a collection account maintained with the administrative agent under the ABL Facility. During a Cash Dominion Period, the Company may make borrowings under the ABL Facility subject to the satisfaction of customary funding conditions.

Voluntary Prepayments. The Company may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans from time to time. Prepayments of the loans may be made without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity. There is no scheduled amortization under the Company’s ABL Facility. The principal amount outstanding under the ABL Facility is due and payable in full on the fifth anniversary of the closing date; provided, that if any tranche B-4 term loans remain outstanding under the Term Loan Credit Agreement on the date that is 180 days prior to April 29, 2023, then the ABL Facility will become due and payable in full on the date that is 91 days prior to April 29, 2023.

Guarantees and Security. All obligations under the ABL Facility are unconditionally guaranteed by certain of the Company’s existing domestic subsidiaries and are required to be guaranteed by certain of the Company’s future domestic subsidiaries. All obligations under the ABL Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of the Company’s subsidiaries that have guaranteed the ABL Facility (referred to herein as the subsidiary guarantors), including, in each case subject to customary exceptions and exclusions:

•

a first-priority security interest in personal property consisting of, among other things, accounts receivable, inventory, deposit accounts, securities accounts, commodities accounts, cash and cash equivalents, instruments, chattel paper, and certain assets related to the foregoing and, in each case, proceeds thereof (such property, the “Current Asset Collateral”);

•

a second-priority pledge of all of the capital stock directly held by the Company and any subsidiary guarantors (which pledge, in the case of the capital stock of each (a) domestic subsidiary that is directly owned by the Company or by any subsidiary guarantor and that holds no material assets other than equity interests in one or more controlled foreign corporations or (b) foreign subsidiary, is limited to 65% of the stock of such subsidiary); and

•	a second-priority security interest in substantially all other tangible and intangible assets, including substantially all of the Company’s owned equipment and intellectual property.

Certain Covenants and Events of Default. The ABL Credit Agreement contains a number of negative covenants that, among other things and subject to certain exceptions, restrict the ability of the Company and each of its subsidiaries to:

•	incur additional indebtedness;

•	incur liens;

•	pay dividends on its capital stock or redeem, repurchase or retire its capital stock or its other indebtedness;

•	make investments, loans and acquisitions;

•	create restrictions on the payment of dividends or other amounts to the Company from the Company’s restricted subsidiaries;

•	engage in transactions with its affiliates;

•	sell assets, including capital stock of its subsidiaries;

•	materially alter the business it conducts;

•	consolidate or merge; and

•	engage in sale-leaseback transactions.

From the time when the Company has excess availability less than the greater of (a) 10.0% of the lesser of (1) the commitment amount and (2) the borrowing base and (b) $8.5 million, until the time when the Company has excess availability equal to or greater than the greater of (a) 10.0% of the lesser of (1) the commitment amount and (2) the borrowing base and (b) $8.5 million for 30 consecutive days, or during the continuance of an event of default, the ABL Credit Agreement requires the Company to maintain a Fixed Charge Coverage Ratio (as defined in the ABL Credit Agreement) tested on the last day of each fiscal quarter of at least 1.0 to 1.0.

The ABL Credit Agreement also contains customary representations and warranties, affirmative covenants and provisions relating to events of default. If an event of default occurs, the lenders under the ABL Facility will be entitled to take various actions, including the acceleration of amounts due under the ABL Facility and all actions permitted to be taken by a secured creditor.

The foregoing summary of the ABL Credit Agreement and the ABL Facility is not complete and is qualified in its entirety by reference to the ABL Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Termination of Prior ABL Facility

On February 1, 2019, in connection with the entry into the ABL Credit Agreement described above, the Company terminated its existing asset-based credit agreement, dated as of April 29, 2016, as amended, with Deutsche Bank AG New York Branch, as administrative agent and collateral agent, the other borrowers from time to time party thereto, and the lenders and letters of credit issuers from time to time party thereto (the “Prior ABL Facility”). The Prior ABL Facility provided a $50.0 million senior secured revolving credit facility, subject to a borrowing base limitation. At the time of termination, there were no borrowings outstanding under the Prior ABL Facility.

Item 8.01	Other Events.

On February 1, 2019, the Company issued a press release announcing the completion of the Merger and the transactions contemplated by the Merger Agreement. A copy of that press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, by and among the Company, Merger Sub and ESI, dated October 29, 2018 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on October 30, 2018).

10.1	Amendment No. 5 to Term Loan Credit Agreement and Amendment to Term Loan Guaranty and Term Loan Security Agreement, by and among the Company, Barclays Bank PLC, as administrative agent and collateral agent, the other loan parties party thereto and the lenders party thereto, dated as of February 1, 2019.

10.2	ABL Credit Agreement, by and among the Company, Barclays Bank PLC, as administrative agent and collateral agent, the other borrowers from time to time party thereto, and the lenders and letters of credit issuers from time to time party thereto, dated as of February 1, 2019.

99.1	Press Release issued by the Company on February 1, 2019.

*

Schedules and annexes have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or annex will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2019

MKS Instruments, Inc.

By:	/s/ Seth H. Bagshaw
Name:	Seth H. Bagshaw
Title:	Senior Vice President, Chief Financial Officer and Treasurer